December 7, 2009
Securities & exchange
Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts for Ordinary
Shares of Kazakhtelecom
(Form F-6 File No. 333-
10098)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are
to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number American Depositary
Shares represented by ordinary shares (the
Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Kazakhtelecom.

The Prospectus has been revised to reflect the new Ratio, and has been over stamped with:

Effective December 15, 2009, the ratio on the American Depositary Share (ADS) evidenced by American Depositary Receipt
(ADR) has been changed from three (3)
ADSs representing one (1) Ordinary Share to fifteen (15) ADSs representing one (1)
Ordinary Share.

Attached to this letter is a copy of a letter from Kazakhtelecom to The Bank of New
York Mellon requesting that the Ratio be changed.

Please contact me with any questions or
comments at (954) 255-5137.

By:	/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President
Encl.